Exhibit 3.2
BY-LAWS
of
AMERICAN RAILCAR INDUSTRIES, INC.
A Delaware Corporation
Adopted:                    , 2005

Secretary

BY-LAWS

i

ii

BY-LAWS
OF
AMERICAN RAILCAR INDUSTRIES, INC.
ARTICLE I.
Stockholders
     Section 1.1 Annual Meeting. The annual meeting of the stockholders of the corporation shall be held on such date and at such time and place within or without the State of Delaware as shall be fixed by the Board of Directors. The Board may, in its sole discretion, determine that the annual meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware (the “DGCL”). The meeting shall be held for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall fall on a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday. If the annual meeting is omitted on the day herein provided, a special meeting may be held in place thereof, and any business transacted at such special meeting in lieu of the annual meeting shall have the same effect as if transacted or held at the annual meeting.
     Section 1.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the DGCL or by the Certificate of Incorporation, may be called by the Board of Directors, the Chairman of the Board or the President of the corporation and shall be called by the President or the Secretary at the request in writing of the holders of ten percent (10%) or more of the outstanding shares of stock of the corporation. Such request shall state the purpose or purposes of the proposed meeting. Special meetings of the stockholders shall be held at such time, date and place within or without the State of Delaware as may be designated in the notice of such meeting. The Board may, in its sole discretion, determine that a special meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the DGCL. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of such meeting given in accordance with these By-laws or in a duly executed waiver of notice of such meeting.
     Section 1.3 Notice of Meeting. A written notice stating the place, if any, date, and hour of each meeting of the stockholders, the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder entitled to vote at such meeting, and to each stockholder who, under the Certificate of Incorporation or these By-laws, is entitled to such notice, by delivering such notice to such person or leaving it at their residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation or by giving notice by electronic transmission as permitted by Section 8.10 of these By-laws, at least ten (10) days and not more than sixty (60) days before the meeting, or for such other notice period as may be required by the DGCL. Such notice and the effective date thereof shall be determined as provided in the DGCL. Such notice shall be given by the Secretary, an Assistant Secretary, or any other officer or person designated either by the Secretary or by the person or persons calling the meeting.
     The requirement of notice to any stockholder may be waived (i) by a written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether executed or transmitted before or after the meeting by the stockholder or his attorney thereunto duly authorized, and filed with the records of the meeting, (ii) if communication with such stockholder is unlawful, (iii) by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice, or (iv) as otherwise permitted by law. A waiver of notice or electronic transmission of any regular or special meeting of the stockholders need not specify the business to be transacted or the purposes of the meeting unless so required by the Certificate of Incorporation or these by-laws.
     If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except that, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.
     Section 1.4 Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.
     Section 1.5 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation, unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.
     Section 1.6 Action at Meeting. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than election to an office shall decide such question, except where a larger vote is required by law, the Certificate of Incorporation or these By-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
     Section 1.7 Action Without Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the minimum number of votes necessary to authorize or take such action at a meeting at which shares entitled to vote thereon were present and voted and copies are delivered to the Corporation in the manner prescribed by law.
     Section 1.8 Voting of Shares of Certain Holders. Shares of stock of the corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.
     Shares of stock of the corporation standing in the name of a deceased person, a minor ward or an incompetent person may be voted by his administrator, executor, court-appointed guardian or conservator without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares of capital stock of the corporation standing in the name of a trustee or fiduciary may be voted by such trustee or fiduciary.
     Shares of stock of the corporation standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.
     A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation he expressly empowered the pledgee to vote thereon, in which case only the pledgee or its proxy shall be entitled to vote the shares so transferred.
     Shares of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares.
     Section 1.9 Stockholder Lists. The Secretary (or the corporation’s transfer agent or other person authorized by these By-laws or by law) shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the corporation’s principal executive office. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting.
     Section 1.10 Conduct of Meetings. The Chairman of the Board of Directors or, in his absence, the President or other officer designated by the Chairman of the Board, shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.
     Section 1.11 Notice of Stockholder Business at Annual Meeting.
     (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of a majority of the members of the Board of Directors, or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 1.11, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in paragraph (b) of this Section 1.11.
     (b) For business to be properly brought before an annual meeting by a stockholder, including, without limitation, the nomination of a person or persons for election to the Board of Directors, pursuant to clause (iii) of paragraph (a) of this Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation at the corporation’s principal place of business. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be received (1) no later than the close of business on the twentieth (20th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made or (2) not less than ninety (90) days prior to the date of the meeting, whichever is later. A stockholder’s notice to the Secretary with respect to business to be brought at an annual meeting shall set forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting, (2) with respect to each such stockholder, that stockholder’s name and address (as they appear on the records of the corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of capital stock of the corporation beneficially owned by that stockholder, (3) any material interest of the stockholder in the proposed business, (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
     In addition to the information required above to be given by a stockholder who intends to submit business to a meeting of stockholders, if the business to be submitted is the nomination of a person or persons for election to the Board of Directors then such stockholder’s notice must also set forth, as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of equity securities of the Corporation that are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, and (v) the written consent of such person to be named in the proxy statement as a nominee.
     (c) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.11. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 1.11 shall relieve a stockholder who proposes to conduct business at an annual meeting from complying with all applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Whether or not the procedures in these By-laws are followed, no matter that is not a proper matter for stockholder consideration shall be brought before the meeting.
ARTICLE II.
Board of Directors
     Section 2.1 Powers. Except as reserved to the stockholders by law, by the Certificate of Incorporation or by these By-laws, the business of the corporation shall be managed under the direction of the Board of Directors, who shall have and may exercise all of the powers of the corporation. In particular, and without limiting the foregoing, the Board of Directors shall have the power to issue or reserve for issuance from time to time the whole or any part of the capital stock of the corporation that may be authorized from time to time to such person, for such consideration and upon such terms and conditions as they shall determine, including the granting of options, warrants or conversion or other rights to stock.

     Section 2.2 Number of Directors; Qualifications. The Board of Directors shall consist of such number of Directors (which shall not be less than three or less than the number of stockholders, if less than three) as shall be fixed initially by the incorporator(s) and thereafter by the Board of Directors from time to time. No Director need be a stockholder.
     Section 2.3 Election of Directors. The initial Board of Directors shall be designated in the Certificate of Incorporation, or if not so designated, elected by the incorporator(s) at the first meeting thereof. Thereafter, Directors shall be elected by the stockholders at their annual meeting or at any special meeting the notice of which specifies the election of Directors as an item of business for such meeting.
     Section 2.4 Vacancies. In the case of any vacancy in the Board of Directors from death, resignation, removal, disqualification or other cause, including a vacancy resulting from enlargement of the Board, the election of a Director to fill such vacancy shall be by vote of a majority of the Directors then in office, whether or not constituting a quorum, or by the stockholders. The Director thus elected shall hold office until the election of his successor.
     Section 2.5 Change in Size of the Board. The number of the Board of Directors may be changed by vote of a majority of the Directors then in office.
     Section 2.6 Tenure and Resignation. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any Director may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the Chairman of the Board, if any, the President, Secretary or Assistant Secretary, if any. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
     Section 2.7 Removal. All or any number of the Directors may be removed, with or without cause, at a meeting expressly called for that purpose by a vote of the holders of the majority of the shares then entitled to vote at an election of Directors.
     Section 2.8 Meetings. Regular meetings of the Board of Directors may be held without call or notice at such times and such places within or without the State of Delaware as the Board may, from time to time, determine, provided that notice of the first regular meeting following any such determination shall be given to Directors absent from such determination. A regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of the stockholders or the special meeting of the stockholders held in place of such annual meeting, unless a quorum of the Directors is not then present. Special meetings of the Board of Directors may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Board, the President, or a majority of the Directors. Members of the Board of Directors or any committee elected thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

     Section 2.9 Notice of Meeting. It shall be sufficient notice to a Director to send or give notice (i) by mail at least seventy-two (72) hours before the meeting addressed to such person at his usual or last known business or residence address or (ii) in person, by telephone, facsimile or electronic transmission to the extent provided in Section 2.10 of these By-laws, at least twenty-four (24) hours before the meeting. Notice shall be given by the Secretary, or in his absence or unavailability, may be given by any Assistant Secretary, if any, or by the officer or Directors calling the meeting. The requirement of notice to any Director may be waived by a written waiver of notice signed by the person entitled to notice or a waiver by electronic transmission by the person entitled to notice, executed or transmitted by such person before or after the meeting or meetings, and filed with the records of the meeting, or by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice. A notice or waiver of notice or any waiver of electronic transmission of a Directors’ meeting need not specify the purposes of the meeting.
     Section 2.10 Agenda. Any lawful business may be transacted at a meeting of the Board of Directors, notwithstanding the fact that the nature of the business may not have been specified in the notice or waiver of notice of the meeting.
     Section 2.11 Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business. Any meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.
     Section 2.12 Action at Meeting. Any motion adopted by vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except where a different vote is required by law, by the Certificate of Incorporation or by these By-laws. The assent in writing of any Director to any vote or action of the Directors taken at any meeting, whether or not a quorum was present and whether or not the Director had or waived notice of the meeting, shall have the same effect as if the Director so assenting was present at such meeting and voted in favor of such vote or action.
     Section 2.13 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all of the members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated for all purposes as a vote of the Board or committee, as the case may be, at a meeting.
     Section 2.14 Compensation. By resolution of the Board of Directors, each Director may either be reimbursed for his expenses, if any, for attending each meeting of the Board of Directors or may be paid a fixed fee for attending each meeting of the Board of Directors, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 2.15 Committees. The Board of Directors may, by the affirmative vote of a majority of the Directors then in office, appoint an executive committee or other committees consisting of one or more Directors and may by vote delegate to any such committee some or all of their powers except those which by law, the Certificate of Incorporation or these By-laws they may not delegate. In the absence or disqualification of a member of a committee, the members of the committee present and not disqualified, whether or not they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in place of the absent or disqualified member. A committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to such subcommittee any or all of the powers of the committee. Unless the Board of Directors shall otherwise provide, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or such rules, its meetings shall be called, notice given or waived, its business conducted or its action taken as nearly as may be in the same manner as is provided in these By-laws with respect to meetings or for the conduct of business or the taking of actions by the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee at any time. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.
ARTICLE III.
Officers
     Section 3.1 Enumeration. The officers shall consist of a Chairman of the Board, a President, a Treasurer, a Secretary and such other officers and agents (including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries), as the Board of Directors may, in their discretion, determine.
     Section 3.2 Election. The Chairman of the Board, President, Treasurer and Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of the stockholders or any special meeting held in lieu of the annual meeting. Other officers may be chosen by the Directors at such meeting or at any other meeting.
     Section 3.3 Qualification. An officer may, but need not, be a Director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine. The premiums for such bonds may be paid by the corporation.
     Section 3.4 Tenure. Except as otherwise provided by the Certificate of Incorporation or these By-laws, the term of office of each officer shall be for one year or until his successor is elected and qualified or until his earlier resignation or removal.
     Section 3.5 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     Section 3.6 Resignation. Any officer may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the President, Secretary or Assistant Secretary, if any, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event, but such resignation shall be without prejudice to the contract rights, if any, of the corporation.
     Section 3.7 Vacancies. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.
     Section 3.8 Chairman of the Board. The Board of Directors may appoint a Chairman of the Board and may designate the Chairman of the Board as chief executive officer. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors.
     Section 3.9 President. The President shall have general charge and control of the affairs of the corporation subject to the direction of the Board of Directors; sign all certificates of stock of the corporation; perform all duties required by the By-laws of the corporation, and as may be assigned from time to time by the Board of Directors; and shall make such reports to the Board of Directors and stockholders as may be required. In addition, if no Chairman of the Board is elected by the Board or if the Chairman is unavailable, the President shall perform all the duties required of such officer by these By-laws.
     Section 3.10 Vice President(s). The Vice President(s), if any, shall have such powers and perform such duties as the Board of Directors may from time to time determine. In the event there is more than one Vice President, the Board of Directors may designate one or more of the Vice Presidents as Executive Vice Presidents, who shall perform such duties as shall be assigned by the Board of Directors.
     Section 3.11 Treasurer and Assistant Treasurers. The Treasurer, subject to the direction and under the supervision and control of the Board of Directors, shall have general charge of the financial affairs of the corporation. The Treasurer shall have custody of all funds, securities and valuable papers of the corporation, except as the Board of Directors may otherwise provide. The Treasurer shall keep or cause to be kept full and accurate records of account which shall be the property of the corporation, and which shall be always open to the inspection of each elected officer and Director of the corporation. The Treasurer shall deposit or cause to be deposited all funds of the corporation in such depository or depositories as may be authorized by the Board of Directors. The Treasurer shall have the power to endorse for deposit or collection all notes, checks, drafts, and other negotiable instruments payable to the corporation. The Treasurer shall perform such other duties as are incidental to the office, and such other duties as may be assigned by the Board of Directors. Assistant Treasurers, if any, shall have such powers and perform such duties as the Board of Directors may from time to time determine.

     Section 3.12 Secretary and Assistant Secretaries. The Secretary shall record, or cause to be recorded, all proceedings of the meetings of the stockholders and Directors (including committees thereof) in the book of records of this corporation. The record books shall be open at reasonable times to the inspection of any stockholder, Director, or officer. The secretary shall notify the stockholders and Directors, when required by law or by these By-laws, of their respective meetings, sign all certificates of stock of the corporation, make such reports to the Board of Directors and stockholders as may be required and shall perform such other duties as the Directors and stockholders may from time to time prescribe. The Secretary shall have the custody and charge of the corporate seal, and shall affix the seal of the corporation to all instruments requiring such seal, and shall certify under the corporate seal the proceedings of the Directors and of the stockholders, when required. In the absence of the Secretary at any such meeting, a temporary secretary shall be chosen who shall record the proceedings of the meeting in the aforesaid books. Assistant Secretaries, if any, shall have such powers and perform such duties as the Board of Directors may from time to time designate.
     Section 3.13 Other Powers and Duties. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.
ARTICLE IV.
Capital Stock
     Section 4.1 Stock Certificates. The shares of stock of the corporation shall be evidenced by an entry in the stock transfer books of the corporation, and may be represented by stock certificates and every person who shall become a stockholder shall be entitled, upon request, to a certificate representing the number of shares of the capital stock of the corporation owned by such person in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Certificates shall be consecutively numbered by class. Each certificate, if any, shall be signed by the President or one of the Vice Presidents, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or such other officers designated by the Board of Directors from time to time as permitted by law, shall bear the seal of the corporation, if any, and shall express on its face its number, date of issue, class, the number of shares for which, and the name of the person to whom, it is issued. The corporate seal and any or all of the signatures of corporation officers may be facsimile if the stock certificate is manually counter-signed by an authorized person on behalf of a transfer agent or registrar other than the corporation or its employee. If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.
     Section 4.2 Transfer of Certificates. Any certificates of stock transferred by endorsement shall be surrendered, canceled and new certificates issued to the purchaser or assignee.

     Section 4.3 Transfer of Shares. Shares of stock shall be transferred only on the books of the corporation by the holder thereof, in person or by his attorney, and no transfers of certificates of stock shall be binding upon the corporation until this Section and, with respect to certificated shares, Section 4.2 of this Article are met to the satisfaction of the Secretary of the corporation. The Board of Directors may make other and further rules and regulations concerning the transfer and registration of shares of the Corporation.
     Section 4.4 Record Holders. Except as otherwise may be required by law, by the Certificate of Incorporation or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws. It shall be the duty of each stockholder to notify the corporation of his post office address.
     Section 4.5 Record Date. In order that the corporation may determine the stockholders entitled to: (a) notice of or to vote at any meeting of stockholders or any adjournments thereof, (b) express consent to corporate action in writing without a meeting, (c) receive payment of any dividend or other distribution or allotment of any rights, or (d) exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of the stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board; and (iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action.
     If no record date is fixed:
•	the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

•	the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the day on which the first written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board is required by law shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and

•	the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
     Section 4.6 Transfer Agent and Registrar for Shares of Corporation. The Board of Directors may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both. Any transfer agent so appointed shall maintain, among other records, a stockholders’ ledger, setting forth the names and addresses of the holders of all issued shares of stock of the corporation, the number of shares held by each and the certificate numbers and the date of issue of any certificates representing such shares. Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares that the corporation is authorized to issue and the total number of shares actually issued. The stockholders’ ledger and the share register are hereby identified as the stock transfer books of the corporation; but as between the stockholders’ ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders’ ledger maintained by the transfer agent shall be the official list of stockholders of record of the corporation. The name and address of each stockholder of record, as they appear upon the stockholders’ ledger, shall be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Stockholders, but not the corporation, its Directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the corporation, its other stockholders, Directors, officers, agents and attorneys, and its transfer agent and registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders’ ledger maintained by the transfer agent.
     Section 4.7 Loss of Certificates. In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate may be issued in place thereof upon such terms as the Board of Directors may prescribe, including, in the discretion of the Board of Directors, a requirement of bond and indemnity to the corporation.
     Section 4.8 Restrictions on Transfer. Any certificate representing shares of stock that are subject to any restriction on transfer, whether pursuant to the Certificate of Incorporation, these By-laws or any agreement to which the corporation is a party, shall have the fact of the restriction noted conspicuously on the certificate and shall also set forth on the face or back of such certificate either the full text of the restriction or a statement that the corporation will furnish a copy of the full text of the restriction to the holder of such certificate upon written request and without charge.

     Section 4.9 Multiple Classes of Stock. The amount and classes of the capital stock and the par value, if any, of the shares of the corporation shall be as fixed in the Certificate of Incorporation. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and the terms and have the respective preferences, voting powers, restrictions and qualifications set forth in the Certificate of Incorporation and these By-laws. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or (ii) a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.
ARTICLE V.
Dividends
     Section 5.1 Declaration of Dividends. Except as otherwise required by law or by the Certificate of Incorporation, the Board of Directors may, in its discretion, declare what, if any, dividends shall be paid from the surplus or from the net profits of the corporation for the current or preceding fiscal year, or as otherwise permitted by law. Dividends may be paid in cash, in property, in shares of the corporation’s stock, or in any combination thereof. Dividends shall be payable upon such dates as the Board of Directors may designate.
     Section 5.2 Reserves. Before the payment of any dividend and before making any distribution of profits, the Board of Directors, from time to time and in its absolute discretion, shall have power to set aside out of the surplus or net profits of the corporation such sum or sums as the Board of Directors deems proper and sufficient as a reserve fund to meet contingencies or for such other purpose as the Board of Directors shall deem to be in the best interests of the corporation, and the Board of Directors may modify or abolish any such reserve.
ARTICLE VI.
Powers of Officers to Contract
with the Corporation
     Any and all of the Directors and officers of the corporation, notwithstanding their official relations to it, may enter into and perform any contract or agreement of any nature between the corporation and themselves, or any and all of the individuals from time to time constituting the Board of Directors of the corporation, or any firm or corporation in which any such Director may be interested, directly or indirectly, whether such individual, firm or corporation thus contracting with the corporation shall thereby derive personal or corporate profits or benefits or otherwise; provided, that (i) the material facts of such interest are disclosed or are known to the Board of Directors or committee thereof and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors; (ii) if the material facts as to such person’s relationship or interest are disclosed or are known to the stockholders entitled to vote thereon, and the contract is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or agreement is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Any Director of the corporation who is interested in any transaction as aforesaid may nevertheless be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or ratify any such transaction. This Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.
ARTICLE VII.
Indemnification
     Section 7.1 Third-Party Actions. The corporation shall indemnify to the fullest extent authorized or permitted by Section 145 of the DGCL any person (his heirs, executors and administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a Director or officer of the corporation or, while serving as a Director or officer of the corporation, is or was serving at the request of the corporation as a Director or officer or in any other capacity for another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.
     The corporation may indemnify any person who is or was an employee or agent of the corporation, or any person who is or was serving at the request of the corporation as an employee or agent or in any other capacity of another corporation, partnership, joint venture, trust or other enterprise, in the manner and to the extent that it shall indemnify any director or officer under this Section 7.1.
     Section 7.2 Derivative Actions. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery of Delaware or such other court shall deem proper.
     Section 7.3 Determination Of Indemnification. Any indemnification under Section 7.1 or 7.2 of this Article VII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.1 or 7.2 of this Article VII. Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.
     Section 7.4 Right To Indemnification. Notwithstanding the other provisions of this Article VII, to the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 or 7.2 of this Article VII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     Section 7.5 Advance Of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation on behalf of a director, officer, employee or agent in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized in this Article VII.
     Section 7.6 Indemnification Not Exclusive. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, any agreement, the certificate of incorporation, any vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Section 7.7 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against liability under the provisions of this Article VII.
     Section 7.8 Continuity. The indemnification and advancement of expenses provided for in this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE VIII.
Miscellaneous Provisions
     Section 8.1 Certificate of Incorporation. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.
     Section 8.2 Fiscal Year. Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the corporation shall end on December 31of each year.
     Section 8.3 Corporate Seal. The Board of Directors shall have the power to adopt and alter the seal of the corporation or to decide that there shall be no seal.
     Section 8.4 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, and other obligations authorized to be executed by an officer of the corporation on its behalf shall be signed by the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, or any Assistant Treasurer, except as the Board of Directors may generally or in particular cases otherwise determine.
     Section 8.5 Voting of Securities. Unless the Board of Directors otherwise provides, the President or the Treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.
     Section 8.6 Evidence of Authority. A certificate by the Secretary or any Assistant Secretary as to any action taken by the stockholders, Directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the Certificate of Incorporation, or by these By-laws, or under any vote of the stockholders or the Board of Directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.
     Section 8.7 Corporate Records. The original, or attested copies, of the Certificate of Incorporation, these By-laws, records of all meetings of the incorporators and stockholders, and the stock transfer books shall be kept in Delaware at the principal office of the corporation, or at an office of the corporation, or at an office of its transfer agent or of the Secretary or of the Assistant Secretary, if any. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to inspection of any stockholder for any purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or for using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.
     Section 8.8 Charitable Contributions. The Board of Directors from time to time may authorize contributions to be made by the corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earning of which inures to the private benefit of any stockholder or individual.
     Section 8.9 Communications of Notices. Any notice required to be given under these By-laws may be given by (i) delivery in person, (ii) mailing it, postage prepaid, first class, (iii) mailing it by nationally or internationally recognized second day or faster courier service, or (iv) electronic transmission, in each case, to the addressee; provided however that facsimile transmission or electronic transmission may only be used if the addressee has consented to such means.
     Section 8.10 Electronic Transmissions. Notwithstanding any reference in these By-laws to written instruments, all notices, meetings, consents and other communications contemplated by these By-laws may be conducted by means of an electronic transmission, to the extent permitted by law, if specifically authorized by the Board of Directors of the corporation.
ARTICLE IX.
Amendments
     Section 9.1 Amendments by the Board of Directors. Subject to (i) the provisions of the Certificate of Incorporation of the corporation as in effect from time to time and (ii) the rights of stockholders pursuant to Section 9.2 of these By-laws to adopt, alter, amend, and repeal by-laws made by the Board of Directors, the Board of Directors may make, adopt, alter, amend, and repeal from time to time these By-laws and make from time to time new by-laws of the corporation.
     Section 9.2 Amendments by the Stockholders. Subject to the provisions of the Certificate of Incorporation of the corporation as in effect from time to time, the stockholders of the corporation may, solely upon the affirmative vote of the holders of the majority of the shares entitled to vote thereon (i) adopt, alter, amend, or repeal by-laws made by the Board of Directors or (ii) make new by-laws.

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